                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

FILED BY THE REGISTRANT /x/

FILED BY A PARTY OTHER THAN THE REGISTRANT / /

Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)

/x/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           FARM FAMILY HOLDINGS, INC.
________________________________________________________________________________
                (Name of Registrant as Specified in its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required.

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

It is anticipated that this Proxy Statement and a related form of proxy will first be delivered to security holders on or about March 7, 1997.

      [LOGO]

                           FARM FAMILY HOLDINGS, INC.
                                  344 ROUTE 9W
                            GLENMONT, NEW YORK 12077

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    Notice is hereby given that the Annual Meeting of Stockholders of Farm Family Holdings, Inc., a Delaware corporation (the "Corporation"), will be held at The Century House Inn and Conference Center, Route 9, Latham, New York on April 22, 1997 at 9:00 A.M., New York time, for the following purposes:

    1.  To elect eight directors to serve for three-year terms expiring in 2000;

    2. To ratify the appointment of Coopers & Lybrand L.L.P. as the Corporation's independent auditors for the year 1997;

    3.  To approve the adoption of the Corporation's Omnibus Securities Plan;
       and

    4. To transact any other business that may properly come before the Annual Meeting and any adjournment(s) thereof.

    The close of business on February 24, 1997 has been fixed as the record date for determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ Victoria M. Stanton
                                          --------------------------------------

                                          Victoria M. Stanton
                                          SECRETARY

    YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

March 7, 1997
Glenmont, New York

                           FARM FAMILY HOLDINGS, INC.
                                  344 ROUTE 9W
                               GLENMONT, NY 12077

                                PROXY STATEMENT

                      1997 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 22, 1997

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Farm Family Holdings, Inc. (the "Corporation") for use at the 1997 Annual Meeting of Stockholders to be held on Tuesday, April 22, 1997 at 9:00 A.M. New York time at The Century House Inn and Conference Center, Route 9, Latham, New York, and at any adjournment(s) thereof (the "Annual Meeting"). Distribution of this Proxy Statement and the enclosed proxy card began on or about March 7, 1997.

    As of February 24, 1997, 5,253,813 shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"), were outstanding and entitled to be voted. Each share entitles the holder to one vote on each matter. The record date and hour for determining stockholders entitled to vote at the Annual Meeting has been fixed at the close of business on February 24, 1997 (the "Record Date").

    All proxies, properly executed and returned, will be voted at the Annual Meeting as directed by the stockholder. Please vote by marking the appropriate boxes on the enclosed proxy card. If the card is signed and returned without directions, the shares will be voted "FOR" the election of all directors as nominated, "FOR" the ratification of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as the independent auditors for the year 1997 and "FOR" the adoption of the Corporation's Omnibus Securities Plan. If other matters properly come before the meeting, the shares will be voted in accordance with the best judgment of the persons named as proxies on the proxy card. Any shares not voted "FOR" a particular director as a result of a direction to withhold or a broker nonvote will not be counted in the director's favor.

    A quorum represented by one-third of the outstanding shares of the Common Stock present in person or by proxy, is necessary to conduct the meeting. Directors shall be elected by a plurality of the votes properly cast at the Annual Meeting either in person or by proxy. All matters to be acted on at the Annual Meeting other than the election of directors require the affirmative vote of a majority of the shares present in person or by proxy at the meeting to constitute the action of the stockholders. In accordance with Delaware law, abstentions will, while broker nonvotes will not, be treated as present for this purpose. A broker nonvote is a proxy submitted by a broker for which instructions have not been received from the beneficial owners or persons entitled to vote and with respect to which the broker does not have discretionary authority to vote on a particular matter. The adoption of the Corporation's Omnibus Securities Plan requires the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting. In addition, the New York Stock Exchange rules provide that, as a prerequisite to the listing of any additional or new shares of the Corporation issued pursuant to the Corporation's Omnibus Securities Plan, the minimum vote which will constitute stockholder approval for listing purposes is defined as approval by a majority of votes cast on such proposal, provided that the total vote cast on such proposal represents over 50% in interest of all shares entitled to vote on such proposal. A proxy may be revoked by a stockholder at any time before its use by giving written notice of revocation to the Secretary of the Corporation, P.O. Box 656 Albany, New York, 12201-0656, if sent by mail, or 344 Route 9W, Glenmont, New York 12077, if by hand, express mail or overnight courier, by submitting a subsequent proxy, or by voting in person at the Annual Meeting.

                                     ITEM I
                             ELECTION OF DIRECTORS

    The Board of Directors is divided into three approximately equal classes, with one class elected each year to hold office for a three-year term. Currently there are eight Class I directors, eight Class II directors, and seven Class III directors, serving terms expiring in 1997, 1998 and 1999, respectively. The term of the Class I directors expires with this Annual Meeting.

    The Board of Directors proposes the election of Robert L. Baker, James V. Crane, Clark W. Hinsdale III, John W. Lincoln, Wayne A. Mann, Howard T. Sprow, Charles A. Wilfong and Tyler P. Young as Class I directors, to hold office for a term of three years, expiring on the date of the Annual Meeting of Stockholders to be held in 2000 and until their successors are duly elected and qualified. Each nominee is currently serving as a member of the Board of Directors of the Corporation.

    If any nominee is unable to serve, or for good cause declines to serve at the time of the Annual Meeting, the persons named as proxies on the proxy card will exercise discretionary authority to vote for the person or persons the Board of Directors recommends, if any. The Board of Directors has no reason to believe that any of the named nominees is not available or would be unable to serve if elected.

    Set forth below is information about each nominee and continuing director.

NOMINEES FOR ELECTION FOR TERM EXPIRING IN 2000

    ROBERT L. BAKER, 47, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1997. Mr. Baker has also served as a Director of Farm Family Casualty Insurance Company ("FFCIC"), a wholly-owned subsidiary of the Corporation, since 1988. Mr. Baker is Second Vice President and a Director of Delaware Farm Bureau, Inc. Mr. Baker has been a farmer and Treasurer of Baker Farms, Inc. since 1972.

    JAMES V. CRANE, 35 has been a Director of the Corporation since February 1996. His term as a Director will expire in 1997. Mr. Crane has also served as a Director of FFCIC since 1994. Mr. Crane is Vice President and a Director of Maine Farm Bureau Association. Mr. Crane has been a farmer and manager of Crane Bros., Inc. since 1983.

    CLARK W. HINSDALE III, 41, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1997. Mr. Hinsdale has also served as a Director of FFCIC since 1993. Mr. Hinsdale is President and a Director of Vermont Farm Bureau, Inc. Mr. Hinsdale has been a self-employed farmer, land planner and real estate broker since 1983.

    JOHN W. LINCOLN, 58, has been a Director and Vice Chairman of the Board of the Corporation since February 1996. His term as a Director will expire in 1997. Mr. Lincoln has also served as Vice Chairman of the FFCIC Board since July 1996, as First Vice President of FFCIC from March 1996 to July 1996 and as a Director of FFCIC since 1984. Mr. Lincoln is President and a Director of New York Farm Bureau, Inc. Mr. Lincoln has owned and operated a dairy farm since 1961.

    WAYNE A. MANN, 63, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1997. Mr. Mann has also served as a Director of FFCIC since 1994. Mr. Mann is First Vice President and a Director of New Hampshire Farm Bureau Federation. Mr. Mann is a retired air force officer and pilot and has been a self-employed farmer since 1980.

    HOWARD T. SPROW, 77, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1997. Mr. Sprow is an attorney and has been Senior Counsel to Whiteman Osterman & Hanna, Albany, New York since November 1992 and was Professor of Law, Albany Law School of Union University from July 1980 until 1990; he is at present Professor of Law Emeritus. Previously, Mr. Sprow was Of Counsel to the law firm of Crane & MacKrell, Albany, New York from August 1990 to November 1992, Partner at the law firm of Rogers & Wells, New York, New York from

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January 1977 to June 1980 and General Counsel, Vice President--Corporate and
Public Affairs and Secretary of Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Merrill Lynch & Co., Inc., New York from May 1970 to December 1976.

    CHARLES A. WILFONG, 39, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1997. Mr. Wilfong has also served as a Director of FFCIC since 1991. Mr. Wilfong is Vice President and a Director of West Virginia Farm Bureau, Inc. Mr. Wilfong has been a farmer and a Partner of Wilfong Farms since 1976.

    TYLER P. YOUNG, 36, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1997. Mr. Young has also served as a Director of FFCIC since 1995. Mr. Young is Vice President and a Director of Rhode Island Farm Bureau Federation, Inc. Mr. Young has been a farmer and Manager of Ferolbink Farms, Inc. since 1984.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE
  NOMINEES.

CONTINUING DIRECTORS

    WILLIAM M. STAMP, JR., 57, has been a Director and Chairman of the Board of the Corporation since February 1996. His term as a Director will expire in 1999. Mr. Stamp has also served as Chairman of the FFCIC Board since July 1996, as President of FFCIC from 1987 to July 1996 and as a Director of FFCIC since 1975. Mr. Stamp is President and a Director of Rhode Island Farm Bureau Federation, Inc. Mr. Stamp has been a farmer and President of Stamp Farm Enterprises, Inc., a greenhouse and sweet corn farming operation, since 1956.

    RANDOLPH C. BLACKMER, JR., 55, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1999. Mr. Blackmer has also served as a Director of FFCIC since 1984. Mr. Blackmer is First Vice President and a Director of Connecticut Farm Bureau Association, Inc. Mr. Blackmer has been a self-employed farmer since 1966 and has been the owner of Blackmer Farm and President of Ag Service, Inc since 1975.

    FRED G. BUTLER, SR., 68, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1999. Mr. Butler has also served as a Director of FFCIC since 1981. Mr. Butler is President and a Director of West Virginia Farm Bureau, Inc. Mr. Butler has been a self-employed dairy farmer since 1956 and has been owner and President of Wright Motors, Inc., an automobile dealership, since 1965.

    JOSEPH E. CALHOUN, 62, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1998. Mr. Calhoun has also served as a Director of FFCIC since 1990. Mr. Calhoun is President and a Director of Delaware Farm Bureau, Inc. Mr. Calhoun has owned and operated Joseph E. Calhoun Farms since 1953.

    STEPHEN J. GEORGE, 57, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1999. Mr. George has also served as a Director of FFCIC since 1989. Mr. George has been a self-employed farmer in the greenhouse and nursery business since 1965.

    GORDON H. GOWEN, 70, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1998. Mr. Gowen has also served as a Director of FFCIC since 1991. Mr. Gowen previously served as a Director of FFCIC from 1978 to 1980. Mr. Gowen is President and a Director of New Hampshire Farm Bureau Federation. Mr. Gowen has been a self-employed farmer since 1957.

    JON R. GREENWOOD, 43, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1998. Mr. Greenwood has also served as a Director of FFCIC since 1995. Mr. Greenwood is Vice President and a Director of New York Farm Bureau, Inc. Mr. Greenwood has been a self-employed farmer since 1978.

    RICHARD A. JEROME, 48, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1999. Mr. Jerome has also served as a Director of FFCIC since 1995. Mr. Jerome is a Director of New York Farm Bureau, Inc. Mr. Jerome has been a self-employed farmer since 1972.

    ARTHUR D. KEOWN, JR., 51, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1999. Mr. Keown has also served as a Director of FFCIC since 1993. Mr. Keown is President and a Director of Massachusetts Farm Bureau Federation, Inc. Mr. Keown has been a self-employed farmer since 1967.

    DANIEL R. LAPOINTE, 58, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1999. Mr. LaPointe has also served as a Director of FFCIC since 1987. Mr. LaPointe is a Director of Maine Farm Bureau Association. Mr. LaPointe has been a self-employed farmer since 1969.

    JOHN P. MOSKOS, 45, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1998. Mr. Moskos has been Senior Vice President, Corporate Banking of Fleet Bank since January 1996. Mr. Moskos was previously employed by Chase Manhattan Bank N.A. in various capacities from 1973 to 1995, including serving as a Regional President and Senior Lending Officer and a Division Executive.

    NORMA R. O'LEARY, 63, has been a Director of the Corporation since February 1996. Her term as a Director will expire in 1998. Ms. O'Leary has also served as a Director of FFCIC since 1983. Ms. O'Leary is President and a Director of Connecticut Farm Bureau Association, Inc. Ms. O'Leary has been a self-employed farmer since 1952.

    JOHN I. RIGOLIZZO, JR., 43, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1998. Mr. Rigolizzo has also served as a Director of FFCIC since 1995. Mr. Rigolizzo is President and a Director of New Jersey Farm Bureau. Mr. Rigolizzo has been a farm employee of Johnny Boy Farms, Inc. since 1975.

    RICHARD D. TRYON, 73, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1998. Mr. Tryon previously served as a Director of FFCIC from 1988 to 1996. Mr. Tryon is a Director of Massachusetts Farm Bureau Federation, Inc. Mr. Tryon has been a self-employed farmer since 1946.

    Harvey T. Smith currently serves as a Class II director of the Corporation. Mr. Smith has notified the Corporation of his intention to resign his position as director effective on the date of the Annual Meeting. Pursuant to the By-Laws of the Corporation, the vacancy will be filled by a majority of the directors then in office.

BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors held seven meetings during 1996. Each director attended more than 75 percent of the meetings of the Board of Directors and of the committees on which they served. The Board of Directors has an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating Committee.

    The Audit Committee is comprised of Mr. Baker, Mr. Blackmer, Mr. Greenwood, Mr. Mann, Mr. Sprow and Mr. Wilfong, none of whom is an officer or employee of the Corporation. The Audit Committee recommends to the Board the selection of independent certified public accountants to audit annually the books and records of the Corporation, reviews the activities and the reports of the independent certified public accountants and reports the results of such review to the Board. The Audit Committee also considers the adequacy of the Corporation's internal controls and internal auditing methods and procedures. The Audit Committee held two meetings in 1996.

    The Compensation Committee is comprised of Mr. Lincoln, Mr. Blackmer, Mr. Hinsdale and Mr. Moskos, none of whom is an employee of the Corporation. This committee, as authorized by the

Board of Directors, makes recommendations to the Board of Directors with respect to the administration of the salaries, bonuses and other compensation to be paid to the Corporation's officers. The Compensation Committee held five meetings in 1996.

    The Executive Committee is comprised of Mr. Stamp, Mr. Lincoln, Mr. Butler, Mr. Calhoun, Mr. George, Mr. Gowen, Mr. Hinsdale, Mr. Keown, Mr. LaPointe, Mr. Moskos and Ms. O'Leary. This committee, to the extent authorized by the Board of Directors, exercises all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. The Executive Committee held one meeting in 1996.

    In preparation for the Annual Meeting, the Board of Directors appointed a Nominating Committee for the purposes of recommending to the Board the names of eight qualified individuals to serve as directors of the Corporation for a three-year term expiring on the date of the 2000 annual meeting of stockholders. This committee is comprised of Mr. Stamp, Mr. Lincoln, Mr. George, Mr. Keown, and Ms. O'Leary. The Nominating Committee held two meetings in 1996.

    Stockholders who wish to nominate candidates for election to the Board of Directors may do so by complying with the nomination requirements of the Corporation's By-Laws described below.

    In addition to any other applicable requirements, the Corporation's By-Laws provide, in general, that if a stockholder intends to make a nomination for the election of directors at an annual meeting, the Secretary of the Corporation must receive written notice of such intention not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. If the date of the annual meeting is advanced or delayed by more than 30 days from the prior anniversary date, notice must be received not later than the close of business on the 10th day following the day on which such notice of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. If a stockholder intends to make a nomination for the election of directors at a special meeting called for the purpose of electing directors, written notice must be received by the Secretary of the Corporation not later than the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

    A stockholder's notice to the Secretary shall set forth (a) as to each nominee for director (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person; and (iv) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

    The foregoing is only a summary of the detailed provisions of the By-Laws and is qualified by reference to the text thereof. Stockholders wishing to submit a nomination should review the By-Law requirements regarding nominations by stockholders and should communicate with the Secretary of Farm

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Family Holdings, Inc., P.O. Box 656 Albany, New York, 12201-0656, if sent by mail, or 344 Route 9W, Glenmont, New York 12077, if by hand, express mail or overnight courier, for further information.

    The effect of the provisions of the By-Laws described in the foregoing paragraph is that any stockholder nominations for the 1998 election of directors must be received by the Secretary of the Corporation not earlier than January 22, 1998 or later than February 21, 1998, provided that the date of the annual meeting is not advanced or delayed by more than 30 days from the prior anniversary date.

COMPENSATION OF DIRECTORS

    Many of the directors of the Corporation are also directors of FFCIC, Farm Family Life Insurance Company (the "Life Company") and the Life Company's wholly-owned subsidiary, United Farm Family Insurance Company ("United"). In 1996, the Chairman of the Board (the same individual for each company) and the Vice Chairman of the Board (also the same individual for each company) received an annual retainer of $10,000 and $4,500 respectively. All other directors received an annual retainer of $3,000. Directors also received a daily fee of $500 for meetings of the boards of directors of the companies, $250 per meeting of a board committee and $250 per day for attendance at other company functions. Effective January 1, 1997, the Chairman of the Board and Vice Chairman of the Board receive an annual retainer of $20,000 and $10,000 respectively. All other directors receive an annual retainer of $5,000. Also effective January 1, 1997, daily meeting fees were increased to $1,000 for meetings of the boards of directors of the companies, $500 per meeting of a board committee and $500 per day for attendance at other company functions. Effective January 1, 1997, Directors may defer their compensation pursuant to a non-qualified deferred compensation plan. Directors are reimbursed for reasonable travel and other expenses of attending meetings of the boards of directors and board committees and other functions. Fees and expenses paid to directors are allocated among the Corporation, FFCIC, the Life Company and United pursuant to expense sharing arrangements.

                                    ITEM II
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors, on the recommendation of its Audit Committee, has appointed Coopers & Lybrand as independent auditors for the year 1997. Although not required, the Board has determined that it is desirable to request ratification of this appointment by the stockholders of the Corporation. If ratification is not obtained, the Board will reconsider the appointment.

    The Corporation has been advised that representatives of Coopers & Lybrand will be present at the Annual Meeting. They will be afforded the opportunity to make a statement, should they desire to do so, and to respond to appropriate stockholder questions.

    Coopers & Lybrand has served as the Corporation's independent auditors since 1996 and has served as FFCIC's independent auditors since 1993.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                                    ITEM III
             APPROVAL OF THE CORPORATION'S OMNIBUS SECURITIES PLAN

    Subject to stockholder approval, the Board of Directors of the Corporation adopted the Omnibus Securities Plan on December 13, 1996. On February 13, 1997, the Board adopted Amendment No. 1 to the Omnibus Securities Plan (as so amended, hereinafter the "Plan"). The purpose of the Plan is to enable the Corporation and its Affiliates (as defined in the Plan) to attract, retain and motivate employees designated as key management employees by providing for or increasing the proprietary interest of such employees in the Corporation and by aligning the interests of such employees with those of the Corporation's stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE PLAN.

    The following summary description of the Plan is qualified in its entirety by reference to the copy of the Plan which is attached to this Proxy Statement as Exhibit A. Stockholders are urged to read the Plan in its entirety.

GENERAL PLAN PROVISIONS

    Under the Plan, employees of the Corporation and its Affiliates may be granted stock options, stock appreciation rights, and/or shares of Common Stock which are subject to transfer restrictions ("Restricted Stock") (all of which are collectively referred to herein as "Awards"). The maximum number of shares of Common Stock available for all Awards under the Plan is five hundred thousand (500,000) and the maximum number of shares of Common Stock that may be subject to Awards of Restricted Stock is one hundred thousand (100,000). The maximum number of shares of Common Stock that may be subject to Awards of stock options and stock appreciation rights granted to any individual is one hundred thousand (100,000) for calendar year 1996 and one hundred thousand (100,000) per year, on a cumulative basis, for all calendar years after 1996. Shares of Common Stock issued under the Plan may be authorized but unissued shares, or shares reacquired by the Corporation and held in its treasury.

    The Plan is to be administered by a committee appointed by the Board of Directors and comprised of not less than three (3) members of the Board (the "Committee"). The Committee must be constituted so as to permit the Plan to comply with Rule 16b-3 under the Exchange Act. In addition, each member of the Committee must be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). On December 13, 1996, the Board appointed the members of its Compensation Committee to serve as the Committee under the Plan.

    Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan. The Committee has the sole authority, in its discretion, to determine which employees of the Corporation and its Affiliates will be granted Awards, the times at which Awards will be granted, and the terms, conditions and restrictions of each Award. Awards are not transferable other than by will or by the laws of descent and distribution unless the Award agreement specifically provides otherwise.

    Stock options granted under the Plan may be either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"). For ISOs, the option price may be no less than the Fair Market Value (as defined in the Plan) of a share of Common Stock on the date the option is granted and the terms of the option must meet all requirements of Section 422 of the Code. For NQSOs, the option price may be no less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the date the option is granted.

    Stock Appreciation Rights ("SARs") give the holder the right to receive an amount equal to the appreciation in value of the Common Stock from the time the SAR is awarded until the time the SAR is exercised. SARs may be granted in tandem with stock options or independently. SARs may be payable either in cash, in Common Stock, or in a combination of cash and Common Stock.

    Restricted Stock is subject to forfeiture by the grantee until certain conditions have been fulfilled and a Restriction Period (as defined in the Plan) has elapsed. The shares of Common Stock which underlie Awards of Restricted Stock must vest either (i) in full at the expiration of a period of not less than three (3) years from the date of grant of the Award; or (ii) proportionately in equal installments over a period of not less than three (3) years from the date of grant of the Award. Grants of Restricted Stock will be made at such cost as the Committee may determine and may be issued for no monetary consideration, subject to applicable law. Shares of Restricted Stock are nontransferable during the Restriction Period. At the discretion of the Committee, the grantee may or may not be entitled to voting and dividend rights with respect to the Restricted Stock from the date of grant.

    If an Award lapses or the rights of its holder terminate without the issuance of shares, shares subject to that Award will become available for other Awards under the Plan. If there is any change in Common Stock by reason of recapitalization, reorganization, or any other similar transaction, the number of shares of Common Stock available for grant under the Plan or subject to, or granted pursuant to, an Award, and the price thereof, will be appropriately adjusted by the Committee. In the event of a Change of Control (as defined in the Plan), all outstanding Awards will immediately vest and become exercisable or satisfiable.

    Unless an Award agreement provides otherwise, any rights an employee may have to exercise any NQSOs and/or SARs (other than those granted in tandem with ISOs) will terminate one (1) year after termination of employment for any reason. Any rights an employee may have to exercise any ISOs and/or SARs granted in tandem with ISOs will terminate three (3) months after termination of employment due either to the employee's retirement upon or after attaining age fifty-five (55) or disability, one (1) year after the employee's termination of employment due to his or her death, or thirty (30) days after the employee's termination of employment for any other reason.

    The Board, in its discretion, may terminate the Plan at any time with respect to any shares for which Awards have not been granted. The Board may alter or amend the Plan from time to time except that no alteration or amendment may be effected which impairs the rights of a Holder with respect to a previously granted Award without the Holder's (as defined in the Plan) consent (unless required for purposes of Section 162(m) of the Code). In addition, the Board's authority to alter or amend the Plan will require shareholder approval where such alteration or amendment would: (a) increase the maximum number of shares which may be issued upon exercise or surrender of an Award (except in the case of recapitalization or reorganization); (b) change the Option (as defined in the Plan) price; (c) change the class of individuals eligible to receive Awards or materially increase the benefits accruing to employees under the Plan;
(d) modify materially the requirements as to eligibility for participation in the Plan; or (e) decrease any authority granted to the Committee under the Plan in contravention of Rule 16b-3 under the Exchange Act.

AWARDS GRANTED UNDER THE PLAN

    Under the Plan, all employees of the Corporation and its Affiliates are eligible to participate. Approximately 460 employees would presently be eligible to be considered for Awards under the Plan. On December 13, 1996, the Committee granted NQSOs, subject to stockholder approval of the Plan, to eight (8) employees who, in the opinion of the Committee, have had, and would continue to have, a significant role in improving the profitability and value of the Corporation for the benefit of its shareholders. These NQSOs may be exercised no earlier than July 26, 1999 and no later than the tenth anniversary of the date of the Corporation's 1997 Annual Meeting of Stockholders. These NQSOs vest in equal amounts over a three (3) year period. The Option price per share for these NQSOs is equal to the Fair Market Value of the Common Stock on the date of the Corporation's 1997 Annual Meeting of Stockholders. The market value per share of the securities underlying the options based on the closing price of the Common Stock on the Record Date is $22.50.

    The following table shows the NQSO Awards which have been granted, subject to shareholder approval of the Plan:

                                     NAME AND                                          NUMBER
                                PRINCIPAL POSITION                                    OF UNITS
-----------------------------------------------------------------------------------  -----------

Philip P. Weber....................................................................      75,000
  President & Chief Executive Officer

James J. Bettini...................................................................      40,000
  Executive Vice President--Operations

Victoria M. Stanton................................................................      40,000
  Executive Vice President,
  General Counsel & Secretary

Timothy A. Walsh...................................................................      40,000
  Executive Vice President--Finance & Treasurer

Dale E. Wyman......................................................................       5,000
  Senior Vice President--Marketing of
  Farm Family Casualty Insurance Company

Executive Officers as a Group (8 persons)..........................................     215,000

Non-Executive Officer Employee Group...............................................      --

FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of certain federal income tax consequences of the Plan. This summary is based on the Corporation's understanding of present federal tax law and regulations. The summary does not purport to be complete or applicable to every specific situation. RECIPIENTS OF AWARDS ARE ADVISED TO CONSULT THEIR PERSONAL TAX ADVISORS WITH REGARD TO ALL TAX CONSEQUENCES ARISING WITH RESPECT TO THE AWARDS.

TAX WITHHOLDING

    If a distribution is made under the Plan in cash, the Corporation will withhold taxes as required by law. If an Award is satisfied in the form of shares of Common Stock, then no shares may be issued unless and until arrangements satisfactory to the Corporation have been made to satisfy any tax withholding obligations applicable with respect to such Award.

DEDUCTIBILITY OF AWARDS

    All Corporation deductions for Plan Awards are limited by Section 162(m) of the Code which generally limits the Corporation's deduction for non-performance based compensation to $1 million per year for the Corporation's CEO and its other four most highly compensated officers. The Corporation has not paid any compensation to any executive officers that was not deductible by reason of the prohibition of Section 162(m).

INCENTIVE STOCK OPTIONS

    Pursuant to the Plan, employees may be granted stock options which are intended to qualify as ISOs under the provisions of Section 422 of the Code. Generally, the optionee is not taxed and the Corporation is not entitled to a deduction at the time of the grant or the exercise of an ISO. However, if the optionee sells the shares acquired upon the exercise of an ISO ("ISO Shares") at any time within (a) one (1) year after the date of transfer of ISO Shares to the optionee pursuant to the exercise of such ISO or (b) two (2) years after the date of grant of such ISO, then (1) the optionee will recognize capital gain equal to the excess, if any, of the sales price over the sum of the exercise price of the ISO plus the amount of ordinary income realized per clause (2), (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the ISO Shares on the date of exercise, over the exercise price of such ISO, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price of such ISO over the sales price of the ISO Shares, and (4) the Corporation will generally be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the optionee per clause (2). If the optionee sells the ISO Shares at any time after the optionee has held such ISO Shares for at least (i) one (1) year after the date of transfer of the ISO Shares to the optionee pursuant to the exercise of the ISO and (ii) two (2) years after the date of grant of the ISO, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such ISO, and the Corporation will not be entitled to a federal income tax deduction.

    The amount by which the fair market value of the ISO Shares received upon exercise of an ISO exceeds the exercise price of such ISO will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI") in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 28% (26% of AMTI below certain amounts) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

NON-QUALIFIED STOCK OPTIONS

    An optionee does not recognize income at the time of the grant of a NQSO. The optionee recognizes ordinary income upon the exercise of a NQSO in an amount equal to the difference between the fair market value of the stock on the date of exercise of the NQSO and the exercise price of the NQSO and the Corporation will be entitled to a federal income tax deduction in an amount equal to such amount.

STOCK APPRECIATION RIGHTS

    Recipients of SARs do not recognize income upon the grant of such rights. When a participant elects to receive payment of an SAR, the participant recognizes ordinary income in an amount equal to the cash and fair market value of shares of Common Stock received, and the Corporation is entitled to a federal income tax deduction in an amount equal to such amount.

RESTRICTED STOCK

    Grantees of Restricted Stock do not recognize income at the time of the grant of such stock. However, when shares of Restricted Stock are no longer subject to a substantial risk of forfeiture, grantees recognize ordinary income in an amount equal to the fair market value of the stock less the amount paid, if any, for the stock. Alternatively, the grantee of Restricted Stock may file an election with the Internal Revenue Service to recognize ordinary income upon the grant of the stock and not at the time the restrictions lapse. The Corporation is entitled to a federal income tax deduction in an amount equal to the fair market value of the stock at the time the grantee recognizes income related to the grant.

                                    ITEM IV
                                 OTHER MATTERS

    The Board of Directors knows of no other matters to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, it is intended that the persons named as proxies on the proxy card will have discretionary authority to vote on such matters in accordance with their best judgment.

                       STOCK OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Corporation as of the Record Date by (i) each director or nominee for director of the Corporation, (ii) the named executive officers in the Summary Compensation Table appearing later in this Proxy Statement, (iii) all executive officers and directors of the Corporation as a group; and (iv) each person who is known by the Corporation to be the beneficial owner of more than 5% of Common Stock as of such date. The shareholdings reported for all directors, nominees and executive officers as a group total less than 1% of the outstanding shares of the Common Stock on the Record Date. Except as noted below, each person listed in the table has sole investment and voting power with respect to the shares held by such person. This information has been furnished by the persons listed in the table.

                                                                            NUMBER OF SHARES OF
                                                                               COMMON STOCK
NAME                                                                        BENEFICIALLY OWNED
--------------------------------------------------------------------------  -------------------
William M. Stamp, Jr......................................................            534 (1)
John W. Lincoln...........................................................            167 (2)
Philip P. Weber...........................................................          1,037 (3)
James J. Bettini..........................................................            563 (4)
Charles E. Simon..........................................................            229
Victoria M. Stanton.......................................................            185 (5)
Timothy A. Walsh..........................................................            100
Dale E. Wyman.............................................................            151 (6)
Robert L. Baker...........................................................            863 (7)
Randolph C. Blackmer, Jr..................................................            800 (8)
Fred G. Butler, Sr........................................................            587 (9)
Joseph E. Calhoun.........................................................            73 (10)
James V. Crane............................................................           350 (11)
Stephen J. George.........................................................             0 (12)
Gordon H. Gowen...........................................................         1,017 (13)
Jon R. Greenwood..........................................................         1,479 (14)
Clark W. Hinsdale III.....................................................           210 (15)
Richard A. Jerome.........................................................            50 (16)
Arthur D. Keown, Jr.......................................................             0 (17)
Daniel R. LaPointe........................................................            62 (18)
Wayne A. Mann.............................................................            67 (19)
John P. Moskos............................................................             0
Norma R. O'Leary..........................................................         1,216 (20)
John I. Rigolizzo, Jr.....................................................            27 (21)
Harvey T. Smith...........................................................           216 (22)
Howard T. Sprow...........................................................             0
Richard D. Tryon..........................................................           431 (23)
Charles A. Wilfong........................................................           643 (24)
Tyler P. Young............................................................           227 (25)
All directors and executive officers as a group (32 Persons)..............        11,811

                                                                             NUMBER OF SHARES
                                                                             OF COMMON STOCK       % OF COMMON
HOLDERS OF GREATER THAN 5% OF COMMON STOCK                                  BENEFICIALLY OWNED  STOCK OUTSTANDING
--------------------------------------------------------------------------  ------------------  -----------------

Franklin Resources, Inc. .................................................        421,200(26)            8.01
  777 Mariners Island Boulevard
  San Mateo, CA 94403

The Crabbe Huson Small Cap Fund and The Crabbe Huson Group, Inc. .........        375,000(27)            7.14
  121 Southwest Morrison, Suite 1400
  Portland, OR 97204

FMR Corp. ................................................................        334,100(28)            6.36
  82 Devonshire Street
  Boston, MA 02109

W.R. Berkley Corporation..................................................        272,200(29)            5.18
  165 Mason Street
  Greenwich, CT 06830

------------------------

(1) Represents shares as to which voting and investment power are shared with Stamp Farm Enterprises, Inc. or Carol Stamp. Excludes 1,090 shares owned by Rhode Island Farm Bureau Federation, Inc.

(2) Includes 113 shares to which voting and investment power are shared with S. Anne Lincoln. Excludes 2,021 shares owned by New York Farm Bureau, Inc.

(3) Represents shares as to which voting and investment power are shared with Brenda Lee Weber.

(4) Represents shares as to which voting and investment power are shared with Marie C. Bettini.

(5) Represents shares as to which voting and investment power are shared with Randy M. Sweeney.

(6) Represents shares as to which voting and investment power are shared with Barbara Wyman.

(7) Represents 33 shares as to which voting and investment power are shared with Pamela M. Baker, 86 shares as to which voting and investment power are shared with Delaware Produce Growers, Inc. and 744 shares as to which voting and investment power are shared with Baker Farms, Inc. Excludes 60 shares owned by Delaware Farm Bureau, Inc.

(8) Represents shares as to which voting and investment power are shared with Myrtie I. Blackmer or Ag Services, Inc. Excludes 91 shares owned by Connecticut Farm Bureau Association, Inc.

(9) Represents shares as to which voting and investment power are shared with Norma Gene Butler. Excludes 7,053 shares owned by West Virginia Farm Bureau, Inc.

(10) Represents shares as to which voting and investment power are shared with Bessie J. Calhoun. Excludes 60 shares owned by Delaware Farm Bureau, Inc.

(11) Represents shares as to which voting and investment power are shared with Crane Bros., Inc. Excludes 397 shares owned by Maine Farm Bureau Association and its affiliates.

(12) Excludes 996 shares owned by New Jersey Farm Bureau.

(13) Includes 929 shares as to which voting and investment power are shared with Elizabeth R. Gowen. Excludes 207 shares owned by New Hampshire Farm Bureau Federation.

(14) Represents shares as to which voting and investment power are shared with Linda R. Greenwood. Excludes 2,021 shares owned by New York Farm Bureau, Inc.

(15) Excludes 426 shares owned by Vermont Farm Bureau, Inc. and its affiliates.

(16) Represents shares as to which voting and investment power are shared with Mary Margaret Jerome. Excludes 2,021 shares owned by New York Farm Bureau, Inc.

(17) Excludes 637 shares owned by Massachusetts Farm Bureau Federation and its affiliates.

(18) Excludes 397 shares owned by Maine Farm Bureau Association and its affiliates.

(19) Represents shares as to which voting and investment power are shared with Ruth F. Mann. Excludes 207 shares owned by New Hampshire Farm Bureau Federation.

(20) Includes 71 shares as to which voting and investment power are shared with Ernest J. O'Leary. Excludes 91 shares owned by Connecticut Farm Bureau Association, Inc.

(21) Represents shares as to which voting and investment power are shared with Marita Rigolizzo. Excludes 996 shares owned by New Jersey Farm Bureau.

(22) Includes 137 shares as to which voting and investment power are shared with Donna G. Smith. Excludes 426 shares owned by Vermont Farm Bureau, Inc. and its affiliates.

(23) Includes 85 shares as to which voting and investment power are shared with Barbara Tryon. Excludes 637 shares owned by Massachusetts Farm Bureau Federation and its affiliates.

(24) Represents shares as to which voting and investment power is shared with Linda Wilfong. Excludes 7,053 shares owned by West Virginia Farm Bureau, Inc.

(25) Represents shares as to which voting and investment power are shared with Karla K. Young. Excludes 1,090 shares owned by Rhode Island Farm Bureau Federation, Inc.

(26) Based on Schedule 13G dated February 12, 1997 filed with the Securities and Exchange Commission (the "SEC") by Franklin Resources, Inc. and certain affiliates thereof. An affiliate of Franklin Resources, Inc., Franklin Advisory Services, Inc., has sole voting and dispositive power over 421,200 shares.

(27) Based on Schedule 13G dated February 7, 1997 filed with the SEC by The Crabbe Huson Small Cap Fund and The Crabbe Huson Group, Inc. According to the Schedule 13G, Crabbe Huson Small Cap Fund owns 12,200 shares directly and shares voting and dispositive power as to such shares with an affiliate. In addition, The Crabbe Huson Group, Inc. owns 0 shares and shares voting and dispositive power with respect to 362,800 shares with 20 investors for whom the Crabbe Huson Group, Inc. acts as an investment advisor.

(28) Based on Schedule 13G dated February 14, 1997 filed with the SEC by FMR Corp. which has the sole dispositive power over 334,100 shares and the sole voting power over 0 shares.

(29) Based on Schedule 13G dated February 12, 1997 filed by W.R. Berkley Corporation which has sole voting and dispositive power over 272,200 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10 percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Such persons are required by SEC regulations to provide to the Corporation copies of all their Section 16(a) filings. Based solely on a review of the forms furnished to the Corporation and written representations from the Corporation's executive officers and directors, the Corporation believes that there was full compliance with all Section 16(a) filing requirements with the exception of one Form 3 filed late by each of Messrs. Conine, Henderson, Neville, Osterhout, Walsh and Wyman.

                             EXECUTIVE COMPENSATION

    The following table sets forth information regarding the compensation of the Chief Executive Officer and the other most highly compensated executive officers of the Corporation. The figures below represent the aggregate compensation paid to such executive officers by the Corporation, FFCIC, the Life Company and United (collectively, the "Companies"). Pursuant to expense sharing arrangements among the Companies, 0.58% of such aggregate compensation expense in 1996 was charged to the Corporation, 62.55% was charged to FFCIC, 34.44% was charged to the Life Company and 2.44% was charged to United.

                           SUMMARY COMPENSATION TABLE

                                                                 ANNUAL COMPENSATION
                                                           --------------------------------
                     NAME AND                                                  OTHER ANNUAL    ALL OTHER
                PRINCIPAL POSITION                   YEAR   SALARY    BONUS    COMPENSATION   COMPENSATION
---------------------------------------------------  ----  --------  --------  ------------   ------------
Philip P. Weber....................................  1996  $285,000  $114,000(1)    $--   (2)   $ 4,090(3)
  President & Chief Executive Officer                1995   240,000         0        --   (2)     1,449(4)

Victoria M. Stanton................................  1996   150,000    45,000(1)    --    (2)     4,090(5)
  Executive Vice President,                          1995   118,000    11,150     13,643  (6)     4,377(7)
  General Counsel & Secretary

James J. Bettini...................................  1996   131,154    39,900(1)    --    (2)     4,090(8)
  Executive Vice President--Operations               1995   114,500    10,000     14,898  (6)     4,271(9)

Timothy A. Walsh...................................  1996    91,308    28,500(1)    --    (2)       840(10)
  Executive Vice President--Finance                  1995    30,000(11)     0          0              0
  & Treasurer

Dale E. Wyman......................................  1996   118,000         0     13,676(12)      1,318(13)
  Senior Vice President--Marketing                   1995   112,000         0     11,650 (6)      1,309(14)
  of FFCIC

Charles E. Simon(15)...............................  1996   160,223         0      --    (2)    173,678(16)
                                                     1995   152,550         0     17,384(17)      4,599(18)

------------------------

(1) Represents bonus paid by the Corporation to the named executive officer for the officer's role in the initial public offering of the Corporation's Common Stock.

(2) Does not include certain compensation in the form of perquisites and other personal benefits provided to the named executive officer for services to the Companies during the year reported, the aggregate value of which did not exceed 10% of total annual salary and bonus.

(3) Represents a contribution by the Companies to Mr. Weber's account of $2,940 under the Farm Family Employee "Savings Plus" Plan (the "Savings Plus Plan"), and a group term life insurance premium of $1,150 paid by the Companies for the benefit of Mr. Weber, of which $696 was taxable income.

(4) Represents a contribution by the Companies to Mr. Weber's account of $240 under the Savings Plus Plan, and a group term life insurance premium of $1,209 paid by the Companies for the benefit of Mr. Weber, of which $696 was taxable income.

(5) Represents a contribution by the Companies to Ms. Stanton's account of $2,940 under the Savings Plus Plan, and a group term life insurance premium of $1,150 paid by the Companies for the benefit of Ms. Stanton, of which $264 was taxable income.

(6) Includes a car allowance of $8,640 paid by the Companies.

(7) Represents a contribution by the Companies to Ms. Stanton's account of $3,244 under the Savings Plus Plan, and a group term life insurance premium of $1,133 paid by the companies for the benefit of Ms. Stanton of which $245 was taxable income.

(8) Represents a contribution by the Companies to Mr. Bettini's account of $2,940 under the Savings Plus Plan, and a group term life insurance premium of $1,150 paid by the Companies for the benefit of Mr. Bettini, of which $406 was taxable income.

(9) Represents a contribution by the Companies to Mr. Bettini's account of $3,175 under the Savings Plus Plan, and a group term life insurance premium of $1,096 paid by the Companies for the benefit of Mr. Bettini, of which $365 was taxable income.

(10) Represents a group term life insurance premium of $840 paid by the Corporation for the benefit of Mr. Walsh, of which $185 was taxable income.

(11) Mr. Walsh joined FFCIC as Director of Corporate Development in August 1995.

(12) Includes a car allowance of $8,916 paid by the Companies.

(13) Represents a contribution by the Companies to Mr. Wyman's account of $240 under the Savings Plus Plan, and a group term life insurance premium of $1,078 paid by the Companies for the benefit of Mr. Wyman, of which $1,071 was taxable income.

(14) Represents a contribution by the Companies to Mr. Wyman's account of $240 under the Savings Plus Plan, and an insurance premium of $1,069 paid by the Companies for the benefit of Mr. Wyman, of which $1,002 was taxable income.

(15) Mr. Simon resigned his positions with the Companies effective November 15, 1996. See "Settlement Agreement".

(16) Represents an amount of $172,528 paid or to be paid to Mr. Simon pursuant to a Separation Agreement and General Release whereby he resigned his positions with the Companies effective November 15, 1996 (see "Settlement Agreement"), and a group term life insurance premium of $1,150 paid by the Companies for the benefit of Mr. Simon, of which $975 was taxable income.

(17) Includes a car allowance of $8,640 and gasoline credit card payments of $4,434 paid by the Companies.

(18) Represents a contribution by the Companies to Mr. Simon's account of $3,390 under the Savings Plus Plan, and a group term life insurance premium of $1,209 paid by the Corporation for the benefit of Mr. Simon, of which $1,152 was taxable income.

SEVERANCE PLAN

    Each of the officers of the Corporation is eligible for severance benefits under FFCIC's and the Life Company's joint Officer Severance Pay Plan (the "Severance Plan") when such officer's employment is terminated under defined qualifying conditions, which include, but are not limited to, certain sales of assets or mergers or other corporate reorganizations involving the Companies. Under the Severance Plan, the Companies will pay to a qualifying officer severance benefits generally equal to the greater of (i) one week's salary for each year of service with the Companies or (ii) 24 months salary in the case of the Chief Executive Officer, 12 months salary in the case of a Senior Vice President and 6 months salary in the case of any other officer.

SETTLEMENT AGREEMENT

    Pursuant to the Severance Plan, Charles E. Simon entered into a Separation Agreement and General Release (the "Settlement Agreement") pursuant to which Mr. Simon resigned his position with the

Companies effective November 15, 1996. Pursuant to the Settlement Agreement, Mr. Simon receives an amount equal to the total amount Mr. Simon would have received for (i) the Severance Plan, (ii) premium for medical and dental insurance through December of 1997, and (iii) the Companies' 1996 contribution to Mr. Simon's "Savings Plus" Plan if he were employed by the Companies at year end. In addition, pursuant to the Settlement Agreement, Mr. Simon received an amount equal to the value of his accrued but unused vacation time. As a material inducement to enter into the Settlement Agreement, Mr. Simon executed a general release releasing the Companies and their Related Persons (as defined in the Settlement Agreement) from certain obligations including, but not limited to, any claims arising out of or in any way related to (i) ownership of any common stock of the Companies, (ii) Mr. Simon's employment with the Companies and the conclusion thereof, (iii) any severance plan, and (iv) any future Voluntary Retirement Incentive Plan which may be offered to employees of the Companies.

PENSION BENEFITS

    The Corporation and FFCIC are participating employers under the Farm Family Employee Retirement Plan (the "Retirement Plan"). Substantially all salaried employees of the Corporation who were participants in the Plan on December 31, 1996, including executive officers, are eligible to receive pension benefits under the Retirement Plan. The Retirement Plan is a tax-qualified defined benefit retirement plan which is subject to the Employee Retirement Income Security Act of 1974, as amended. Federal law limits the amount of pension benefits that can be accrued and compensation that can be recognized under a tax-qualified retirement plan such as the Retirement Plan. FFCIC has adopted a non-qualified unfunded retirement plan, the Farm Family Supplemental Employee Retirement Plan (the "SERP"), for the payment of those benefits at retirement that cannot be accrued under the Retirement Plan on account of the Federal law limits on the amount of pension benefits that can be accrued and compensation that can be recognized under the Retirement Plan. The practical effect of the SERP is to provide for the calculation of retirement benefits on a uniform basis for all employees. Benefit payments under the Retirement Plan and the SERP are allocated among the Corporation, FFCIC, the Life Company and United pursuant to expense sharing arrangements. New benefit accruals under the Retirement Plan were discontinued as of December 31, 1996.

    The table below illustrates the approximate annual retirement benefits which would be payable at age 65 under the Retirement Plan and, if applicable, under the SERP.

                              YEARS OF SERVICE
AVERAGE ANNUAL   -------------------------------------------
 COMPENSATION      15       20       25       30       35
--------------   -------  -------  -------  -------  -------
$100,000....     $30,000  $40,000  $50,000  $60,000  $60,000
150,000....       45,000   60,000   75,000   90,000   90,000
200,000....       60,000   80,000  100,000  120,000  120,000
250,000....       75,000  100,000  125,000  150,000  150,000
300,000....       90,000  120,000  150,000  180,000  180,000
350,000....      105,000  140,000  175,000  210,000  210,000
400,000....      120,000  160,000  200,000  240,000  240,000

    For purposes of calculating retirement benefits, a participant's average annual compensation ("Average Annual Compensation") shall be equal to a participant's compensation during the five calendar years (out of the last ten calendar years of employment) for which the participant's compensation was highest, divided by five. Compensation, as used to calculate retirement benefits, means the aggregate of the amounts listed in the Summary Compensation Table under the captions "Salary," "Bonus" and "Other Annual Compensation" and the portion of the amount listed under the caption "All Other Compensation" which corresponds to the part of the group term life insurance premium, if any, paid by the Corporation which is taxable as income to the participant in the Retirement Plan.

    The credited years of service as of December 31, 1996 for Mr. Weber, Mr. Bettini, Mr. Simon, Ms. Stanton, Mr. Walsh and Mr. Wyman were 17.0, 18.0, 24.4, 6.0, 2.0, 14.9, respectively.

    The annual pension benefit under the Retirement Plan and, when applicable, the SERP, equals 2.0% of Average Annual Compensation multiplied by years of service (not to exceed 30 years). Benefits under the Retirement Plan and the SERP are not subject to Social Security or other offset amounts.

CHANGE IN CONTROL ARRANGEMENTS

    Certain of the Corporation's compensation plans applicable to the named executive officers appearing in the Summary Compensation Table include provisions regarding payments pursuant to such plans in the event of the change of control of the Corporation. Plans containing such provisions are described below except for the Corporation's Omnibus Securities Plan, which is described in "Item III--Approval of the Corporation's Omnibus Securities Plan." These provisions are generally applicable to all participants in such plans.

ANNUAL INCENTIVE PLAN

    In 1996, the Board of Directors of the Corporation adopted the Farm Family Holdings, Inc. Annual Incentive Plan (the "Annual Incentive Plan") to provide incentives and financial rewards to officers and other key employees of the Corporation selected for participation by the Board of Directors. The Annual Incentive Plan authorizes the payment of cash awards calculated as a percentage of base salary with the applicable percentage determined based on the performance of the participant assessed according to the achievement of predefined goals derived from the Corporation's and its affiliates' strategic plans and budgets. Except in the event of a Change of Control (as defined in the Annual Incentive Plan), achievement of a target performance level is a prerequisite to the receipt of an award pursuant to the Annual Incentive Plan. In the event of a Change of Control, each participant will receive payment of an amount equal to the greater of the participant's actual Earned Award or Target Award Opportunity (both as defined in the Annual Incentive Plan) for the plan year in which the Change of Control occurs, regardless of whether the participant achieved the target performance level.

OFFICERS' DEFERRED COMPENSATION PLAN

    In 1996, the Board of Directors of the Corporation adopted a non-qualified, unfunded Officers' Deferred Compensation Plan (the "Deferred Compensation Plan") pursuant to which officers of the Corporation and its affiliates selected by the Board of Directors as eligible to participate in the Deferred Compensation Plan may elect to defer compensation payable by the Corporation or its affiliates. Participants may elect to receive their Accrued Benefit (as defined in the Deferred Compensation Plan) in a single lump sum or in five (5), ten (10) or fifteen (15) equal annual installments commencing upon the date of termination of service with the Corporation. In the event of a Change of Control (as defined in the Deferred Compensation Plan), each participant shall receive that participant's entire Accrued Benefit, in a single sum, as soon as administratively practicable following the date of the Change of Control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In 1996, the Corporation's Compensation Committee was comprised of John W. Lincoln, Randolph C. Blackmer, Clark W. Hinsdale III and John P. Moskos. Mr. Lincoln is Vice Chairman of the Board of Directors of the Corporation.

REPORT OF THE COMPENSATION COMMITTEE OF FARM FAMILY HOLDINGS, INC., COMPENSATION COMMITTEE OF FARM FAMILY CASUALTY INSURANCE COMPANY AND EXECUTIVE COMMITTEE OF FARM FAMILY CASUALTY INSURANCE COMPANY ON EXECUTIVE COMPENSATION

OVERVIEW

    This report is the first report submitted to stockholders since the Corporation became a publicly-held entity in July 1996, upon the conversion of its subsidiary, FFCIC, from a mutual property casualty insurance company to a stock property casualty insurance company. Prior to the formation of the Corporation, the Executive Committee of the Board of Directors of FFCIC (the "Executive Committee") recommended to FFCIC's Board the salaries of the executive officers for 1996. In 1996, the Board of Directors of the Corporation established the Corporation's Compensation Committee for the purposes of recommending to the Board policies and plans concerning salaries, bonuses and other compensation of the Corporation's officers. In addition, in 1996, the Board of Directors of FFCIC established FFCIC's Compensation Committee and the compensation-related functions of the Executive Committee were transferred to FFCIC's Compensation Committee. The Compensation Committees of the Corporation and FFCIC are collectively referred to herein as the "Compensation Committees." During 1996, FFCIC retained an independent compensation consulting firm to educate the Compensation Committees with respect to incentive compensation arrangements. Working with the consulting firm, the Corporation's Compensation Committee has recommended to the Board of Directors of the Corporation and the Board has adopted an Omnibus Securities Plan, subject to shareholder approval, and an Annual Incentive Plan which are intended to provide incentives that encourage and reward the creation of additional shareholder value.

    Except for bonuses paid by the Corporation in 1996 to certain of the executive officers appearing in the Summary Compensation Table, all compensation prior to and following the conversion of FFCIC was paid by FFCIC and allocated among the Corporation, FFCIC, the Life Company and United (collectively the "Companies") pursuant to expense sharing arrangements among the Companies. This report reflects the compensation philosophy of the Corporation and FFCIC, as endorsed by the Executive Committee and the Compensation Committees and approved by the Boards of Directors of the Corporation and FFCIC.

COMPONENTS OF EXECUTIVE COMPENSATION

    The components of the 1996 compensation for executive officers of the Corporation, including the Chief Executive Officer, consist of base salary and bonus. Annual incentive compensation and long-term incentive compensation plans have been put in place for 1997.

    BASE SALARY. Base salary for each executive officer is set based on a subjective evaluation of the recommendations of the Chief Executive Officer, salary levels in effect for comparable positions in the market place, personal performance and potential future contributions to the Companies. The 1996 base salaries for the executive officers were recommended by the Executive Committee and approved by the Board of Directors of FFCIC.

    BONUS. In 1996, the Compensation Committee of the Board of Directors of the Corporation recommended, and the Board approved, the payment by the Corporation of a 1996 bonus to Mr. Weber, Mr. Bettini, Ms. Stanton, and Mr. Walsh for such officers' roles in the initial public offering of the Corporation's Common Stock.

    ANNUAL INCENTIVE COMPENSATION. During 1996, the Corporation's Compensation Committee recommended, and the Board approved, an Annual Incentive Plan to provide incentives and financial rewards to officers and other key employees of the Corporation and its subsidiaries who are responsible for or contribute to the management, growth or profitability of the business of the Corporation, or its subsidiaries. The Annual Incentive Plan became effective January 1, 1997 and will tie annual incentive compensation to performance goals.

    LONG-TERM INCENTIVE COMPENSATION. In addition, during 1996, the Corporation's Compensation Committee recommended, and the Board adopted, the Corporation's Omnibus Securities Plan (the "Plan") which is being submitted for approval by the stockholders of the Corporation at the Annual Meeting. The Board of Directors of the Corporation has approved the Compensation Committee's recommendation of grants of non-qualified options to certain executive officers of the Corporation and its subsidiary, FFCIC, pursuant to the Plan, subject to the approval of the Plan by the stockholders of the Corporation at the Annual Meeting. The grants of non-qualified options were based in part on insurance industry survey data. See "Item III--Approval of the Corporation's Omnibus Securities Plan."

CEO COMPENSATION

    For 1996, Mr. Weber's base salary was established at $285,000. Mr. Weber's 1996 base salary was set based on a subjective evaluation of salary levels in effect for comparable positions in the marketplace, personal performance and potential future contributions to the Companies. In 1996, the Compensation Committee of the Board of Directors of the Corporation recommended, and the Board approved, the payment of a 1996 bonus in the amount of $114,000 to Mr. Weber for Mr. Weber's role in the initial public offering of the Corporation's common stock. In addition, during 1996, the Compensation Committee recommended, and the Board approved subject to approval of the Plan by the stockholders of the Corporation, the grant to Mr. Weber of non-qualified stock options to purchase 75,000 shares of Common Stock of the Corporation under the Plan. See "Item III--Approval of the Corporation's Omnibus Securities Plan."

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Corporation has not paid any compensation to any executive officers that was not deductible by reason of the prohibition in Section 162(m). The Compensation Committees believe that tax deductibility is a important factor, but not the sole factor to be considered in setting executive compensation policy. Accordingly, the Compensation Committees generally intend to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m), but reserve the right, in appropriate circumstances, to pay amounts which are not deductible.

COMPENSATION COMMITTEE OF FARM FAMILY HOLDINGS, INC.

Randolph C. Blackmer, Jr.
Clark W. Hinsdale III
John W. Lincoln
John P. Moskos

COMPENSATION COMMITTEE OF FARM FAMILY CASUALTY INSURANCE COMPANY

Randolph C. Blackmer, Jr.
Clark W. Hinsdale III
John W. Lincoln

EXECUTIVE COMMITTEE OF FARM FAMILY CASUALTY INSURANCE COMPANY

Fred G. Butler         Daniel R. LaPointe
Joseph E. Calhoun      John W. Lincoln
Stephen J. George      Norma R. O'Leary
Gordon H. Gowen        William M. Stamp, Jr.
Clark W. Hinsdale III  Richard D. Tryon

                         COMMON STOCK PERFORMANCE GRAPH

    The graph below compares the cumulative total stockholder return on the Common Stock for the five month period July 23, 1996 through December 31, 1996 with the cumulative total return on the S&P 500 Index and the S&P Insurance (Property-Casualty) Index over the same period.

                 COMPARISON OF 5 MONTH CUMULATIVE TOTAL RETURN*
             AMONG FARM FAMILY HOLDINGS, INC., THE S & P 500 INDEX
               AND THE S & P INSURANCE (PROPERTY-CASUALTY) INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                            S&P 500
                                                           INSURANCE
                                          S&P 500     (PROPERTY-CASUALTY)
MEASUREMENT PERIOD       CORPORATION       INDEX             INDEX
------------------       -----------     ----------   --------------------
 6/30/96........              --             100               100
 7/23/96........             100              --                --
12/31/96........             122             112               116

                                           VALUE ON
                                       DECEMBER 31, 1996
                                       -----------------
Farm Family Holdings, Inc..........      $   122
S&P 500 Index......................      $   112
S&P 500 Insurance
(Property-Casualty) Index..........      $   116

* $100 INVESTED ON 7/23/96 IN STOCK OR ON
  6/30/96 IN INDEX--INCLUDING REINVESTMENT OF
  DIVIDENDS, FISCAL YEAR ENDING DECEMBER 31.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LIFE COMPANY

    Substantially all of the directors and executive officers of the Corporation are also directors and executive officers of the Life Company.

OPTION PURCHASE AGREEMENT

    The Corporation has entered into an Option Purchase Agreement, dated February 14, 1996, with the shareholders of the Life Company (the "Option Purchase Agreement") which grants the Corporation an exclusive and irrevocable option to purchase all outstanding shares of the Life Company (the "Option Shares") at any time up to July 26, 1998, unless extended to July 26, 1999 upon the agreement of all parties. The exercise price for each Option Share will be the fair market value, as of the exercise date, determined in accordance with specified valuation procedures and assumptions set forth in the Option Purchase Agreement.

EXPENSE SHARING AGREEMENT

    The Corporation, FFCIC, and the Life Company are parties to an Amended and Restated Expense Sharing Agreement, effective February 14, 1996 (the "Expense Sharing Agreement") pursuant to which shared expenses for goods, services and facilities are allocated among the parties in accordance with applicable provisions of the New York Insurance Law and regulations promulgated thereunder. For the year ended December 31, 1996, shared operating expenses totaled $30.7 million of which 65% or $19.9 million was allocated to the Corporation and FFCIC.

LEASE AGREEMENT

    FFCIC and the Life Company are parties to a Lease Agreement, dated July 1, 1988, as amended by Amendment to Lease Agreement, effective January 1, 1994 (as so amended, the "Lease Agreement"), pursuant to which FFCIC leases home office space in Glenmont, New York from the Life Company. Annual rent under the Lease Agreement for the year ended December 31, 1996 was $712,320.

UNITED

PER RISK REINSURANCE CONTRACT

    FFCIC and United are parties to an Underlying Multi-Line Per Risk Reinsurance Contract, effective January 1, 1995, as amended by Addendum No. 1, effective January 1, 1996, Addendum No. 2, effective January 1, 1996, Addendum No. 3, effective July 26, 1996, and Addendum No. 4, effective January 1, 1997 (as so amended, the "Per Risk Reinsurance Agreement"). For the year ended December 31, 1996, net earned premiums ceded by FFCIC to United under the Per Risk Reinsurance Agreement were $8.0 million.

UMBRELLA REINSURANCE AGREEMENT

    United has assumed 5% of FFCIC's net liability retained under an Umbrella Quota Share Reinsurance Contract, effective January 1, 1995, as amended by Addendum No. 1, effective January 1, 1995 and Addendum No. 2 effective July 26, 1996 (as so amended, the "Umbrella Reinsurance Agreement"). For the year ended December 31, 1996, net written premiums ceded by FFCIC to United under the Umbrella Reinsurance Agreement were $0.2 million.

CATASTROPHE REINSURANCE CONTRACT

    United and FFCIC entered into an Excess Catastrophe Reinsurance Contract, effective January 1, 1996, pursuant to which United assumed 16.67% of the 1st layer and 2% of the 3rd and 4th layers of FFCIC's per occurrence losses during the one year term of the Contract. Net earned premiums ceded by FFCIC to United in 1996 under the Excess Catastrophe Reinsurance Contract were $0.11 million. Effective January 1, 1997, United and FFCIC have entered into an Excess Catastrophe Reinsurance Contract containing substantially similar terms to the 1996 Contract.

ASSUMPTION AGREEMENT

    FFCIC and United were parties to an Assumption Agreement, commencing January 1, 1995 (the "Assumption Agreement"), pursuant to which FFCIC retroceded to United a portion of its assumed reinsurance obligations each year during the term of the Agreement. For the year ended December 31, 1996, premiums of $1.0 million were retroceded to United. The Assumption Agreement was terminated effective December 31, 1996.

SERVICE AGREEMENT

    FFCIC and United are parties to a Service Agreement, dated July 25, 1988 (the "Service Agreement"), pursuant to which FFCIC provides United with certain services, property, equipment and facilities necessary for its operations. For the year ended December 31, 1996, United incurred approximately $0.7 million in direct and allocated expenses and overhead under the Service Agreement.

FARM BUREAUS

MEMBERSHIP LIST PURCHASE AGREEMENT

    FFCIC has entered into a Membership List Purchase Agreement, commencing on January 1, 1996, with the Farm Bureau-Registered Trademark- in each of the ten states in which it operates (collectively, the "Farm Bureaus"). Pursuant to each Membership List Purchase Agreement, Farm Bureau membership lists are provided to FFCIC on an exclusive basis for the purpose of marketing its insurance products. For the year ended December 31, 1996, FFCIC paid $595,875 to the Farm Bureaus, in the aggregate, under the Membership List Purchase Agreements.

                           PROPOSALS OF STOCKHOLDERS

    Proposals submitted by stockholders of the Corporation must be received at the principal executive offices of the Corporation, 344 Route 9W Glenmont, New York 12077 (mail to: Farm Family Holdings, Inc., P.O. Box 656, Albany, New York 12201-0656), Attention: Corporate Secretary, on or before November 7, 1997 in order to be considered for inclusion in the proxy materials relating to the 1998 Annual Meeting of Stockholders.

    In addition to any other applicable requirements, if a stockholder desires to bring business before an annual meeting which is not the subject of a proposal timely submitted for consideration for inclusion in the proxy materials relating to the annual meeting, the stockholder must follow the advance notice procedures outlined in the Corporation's By-Laws. The Corporation's By-Laws provide, in general, that a proposal for action to be presented by a stockholder at an annual meeting shall be out of order unless the proposal is specified in the notice of meeting given by or at the direction of the Board of Directors or unless the proposal shall have been submitted in writing (in the form specified in the By-Laws) to the Secretary of the Corporation and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. If the date of the annual meeting has been advanced or delayed by more than 30 days from the prior anniversary date, notice must be received not later than the close of business on the 10th day following the day on which such notice of the annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs.

    The foregoing is only a summary of the detailed provisions of the By-Laws and is qualified by reference to the text thereof. Stockholders wishing to submit a proposal should review the By-Law requirements regarding proposals by stockholders and should communicate with the Secretary of Farm Family Holdings, Inc., P.O. Box 656 Albany, New York, 12201-0656, if sent by mail, or 344 Route 9W, Glenmont, New York 12077, if by hand, express mail or overnight courier, for further information.

                             ADDITIONAL INFORMATION

    The Corporation will bear the cost of soliciting proxies from its stockholders and will enlist the help of banks and brokerage houses in soliciting proxies from their customers. In addition to the use of the mails, proxies may be solicited personally or by telephone by the directors, officers, agents and employees of the Corporation or its subsidiaries. The Corporation has engaged Georgeson & Company Inc. to assist in soliciting proxies for a fee of approximately $6,000 plus reasonable out-of-pocket expenses.

                                   FORM 10-K

    THE CORPORATION WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO FARM FAMILY HOLDINGS, INC., PO. BOX 656, ALBANY, NEW YORK 12201-0656, ATTENTION: CORPORATE SECRETARY. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

                                          /s/ Victoria M. Stanton
                                          --------------------------------------

                                          Victoria M. Stanton

                                          SECRETARY

March 7, 1997

Glenmont, New York

                                                                       EXHIBIT A

                           FARM FAMILY HOLDINGS, INC.
                            OMNIBUS SECURITIES PLAN

         (AS AMENDED BY AMENDMENT NO. 1, DATED AS OF FEBRUARY 13, 1997)

                                   ARTICLE I
                                    PURPOSE

    The purpose of this FARM FAMILY HOLDINGS, INC. OMNIBUS SECURITIES PLAN (the "Plan") is to benefit the stockholders of FARM FAMILY HOLDINGS, INC., a Delaware corporation (the "Company"), by assisting the Company to attract, retain and incentivize key management employees of the Company and its Affiliates, and to align the interests of such employees with those of the Company's stockholders. Accordingly, the Plan provides for the granting of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards or any combination of the foregoing, as may be best suited to the circumstances of the particular employee as provided herein.

                                   ARTICLE II
                                  DEFINITIONS

    The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

    "Affiliate" means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

    "Award" means, individually or collectively, any Option, Stock Appreciation Right or Restricted Stock Award.

    "Award Agreement" means a written agreement between the Company and the Holder with respect to any Award.

    "Board" means the Board of Directors of the Company.

    A "Change of Control" of the Company shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act, whether or not the Company is subject to the Exchange Act at such time; PROVIDED, HOWEVER, that without limiting the generality of the foregoing, a Change in Control will in any event be deemed to occur if and when:

(a) any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, "Person"), other than the Company or a subsidiary or employee benefit plan of the Company or subsidiary, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities;

(b) stockholders approve a merger, consolidation or other business combination (a "Business Combination") other than a Business Combination in which holders of common stock of the Company immediately prior to the Business Combination have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the Business Combination as immediately before;

(c) stockholders approve either (i) an agreement for the sale or disposition of all or substantially all of the Company's assets to any entity that is not a subsidiary of the Company, or (ii) a plan of complete liquidation; or

(d) the persons who were members of the Board immediately before a tender offer by any Person other than the Company or a subsidiary, or before a merger, consolidation or contested election, or before any combination of such transactions, cease to constitute a majority of the Board as a result of such transaction or transactions.

    "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.

    "Committee" means not less than three (3) members of the Board who are selected by the Board as provided in Section 4.1.

    "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

    "Company" means Farm Family Holdings, Inc., a Delaware corporation, and any successor thereto.

    "Effective Date" means December 13, 1996.

    "Employee" means any person employed by the Company or an Affiliate.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Fair Market Value" means, as of any specified date, the mean of the reported high and low sales prices of the Common Stock on the stock exchange composite tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over-the-counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of this value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

    "Holder" means an Employee who has been granted an Award.

    "Incentive Stock Option" means an Option which is an "incentive stock option" within the meaning of Section 422 of the Code.

    "Non-Qualified Stock Option" means an Option which is not an Incentive Stock Option.

    "Option" means an Award granted under Article VII of the Plan of an option to purchase shares of Common Stock and includes both Incentive Stock Options and Non-Qualified Stock Options.

    "Option Agreement" means a written agreement between the Company and a Holder with respect to an Option.

    "Plan" means this Farm Family Holdings, Inc. Omnibus Securities Plan, as amended from time to time.

    "Restricted Stock Agreement" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

    "Restricted Stock Award" means an Award granted under Article IX of the Plan.

    "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.

    "Spread" means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date such Stock Appreciation Right is exercised over the Fair Market Value of a share of Common Stock on the date on which such Stock Appreciation Right was granted.

    "Stock Appreciation Right" means an Award granted under Article VIII of the Plan.

    "Stock Appreciation Rights Agreement" means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

    "Total and Permanent Disability" means the inability of an individual to provide meaningful service for the Company due to a medically determinable physical or mental impairment, which service is reasonably consistent with the individual's past service for the Company, training and experience. Such determination of total and permanent disability shall be made by the Committee. Notwithstanding the foregoing, if an individual qualifies for Federal Social Security disability benefits or for payments under a long-term disability income plan of the Company or the Affiliate which employs such individual, based upon his physical or mental condition, such individual shall be deemed to suffer from a Total and Permanent Disability hereunder.

                                  ARTICLE III
                             EFFECTIVE DATE OF PLAN

    The Plan shall be effective as of December 13, 1996, provided that the Plan is approved by the stockholders of the Company within twelve (12) months of such date and on or prior to the date of the first annual meeting of stockholders of the Company held subsequent to the acquisition of an equity security by a Holder hereunder for which exemption is claimed under Rule 16b-3.

                                   ARTICLE IV
                                 ADMINISTRATION

    Section 4.1 Composition of Committee The Plan shall be administered by the Committee, which shall be (i) appointed by the Board; (ii) constituted so as to permit the Plan to comply with Rule 16b-3; and (iii) constituted solely of "outside directors" within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award.

    Section 4.2 Powers. Subject to the provisions of the Plan, the Committee shall have the sole authority, in its discretion, to determine which individuals shall receive an Award, the time or times when such Award shall be made, what type of Award shall be granted and the number of shares of Common Stock which may be issued under each Option, Stock Appreciation Right or Restricted Stock Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the Company's (or the Affiliate's) success and such other factors as the Committee in its discretion shall deem relevant.

    Section 4.3 Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

    Section 4.4 Committee Action. In the absence of specific rules to the contrary, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting.

                                   ARTICLE V
                 STOCK SUBJECT TO PLAN AND LIMITATIONS THEREON

    Section 5.1 Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more Employees determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XII, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed Five Hundred Thousand (500,000) shares. Shares shall be deemed to have been issued under the Plan solely (i) to the extent actually issued and delivered pursuant to an Award, or (ii) to the extent an Award granted under Article VII, VIII or IX is settled in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of a new Award. Notwithstanding any provision in the Plan to the contrary, the aggregate number of shares of Common Stock that may be subject to Awards of Restricted Stock under Article IX is One Hundred Thousand (100,000) (subject to adjustment as provided in Article X). Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards of Options and Stock Appreciation Rights under Article VII or VIII granted to any one individual during any calendar year is: One Hundred Thousand (100,000) for 1996 and One Hundred Thousand (100,000) per year, on a cumulative basis, for all years after 1996, (subject to adjustment in the same manner as provided in Article X with respect to shares of Common Stock subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with the exercise of Options and Stock Appreciation Rights to constitute "performance-based" compensation for purposes of Section 162(m) of the Code, including, but not limited to, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options or Stock Appreciation Rights that are canceled or repriced.

    Section 5.2 Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

                                   ARTICLE VI
               ELIGIBILITY FOR AWARDS; TERMINATION OF EMPLOYMENT

    Section 6.1 Eligibility. Awards made under the Plan may be granted solely to persons who, at the time of grant, are Employees. An Award may be granted on more than one occasion to the same Employee, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award or any combination thereof.

    Section 6.2 Termination of Employment. Except to the extent inconsistent with the terms of the applicable Award Agreement, the following terms and conditions shall apply with respect to the termination of a Holder's employment with the Company or an Affiliate, as applicable, for any reason, including, without limitation, retirement upon or after attaining age fifty-five (55), Total and Permanent Disability or death:

(a) The Holder's rights, if any, to exercise any then exercisable Non-Qualified Stock Options and/or Stock Appreciation Rights (other than Stock Appreciation Rights granted in connection with Incentive Stock Options), shall terminate:

    (1) If such termination is for a reason other than the Holder's retirement upon or after attaining age fifty-five (55), Total and Permanent Disability or death, one (1) year after the date of such termination of employment;

    (2) If such termination is on account of the Holder's retirement upon or after attaining age fifty-five (55) or on account of the Holder's Total and Permanent Disability, one (1) year after the date of such termination of employment; or

    (3) If such termination is on account of the Holder's death, one (1) year after the date of the Holder's death.

    Upon such applicable date the Holder (and such Holder's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Non-Qualified Stock Options or Stock Appreciation Rights.

(b) The Holder's rights, if any, to exercise any then exercisable Incentive Stock Options and/or Stock Appreciation Rights granted in connection with Incentive Stock Options, shall terminate:

    (1) If such termination is for a reason other than the Holder's retirement upon or after attaining age fifty-five (55), Total and Permanent Disability or death, not more than thirty (30) days after the date of such termination of employment;

    (2) If such termination is on account of the Holder's retirement upon or after attaining age fifty-five (55) or on account of the Holder's Total and Permanent Disability, three (3) months after the date of such termination of employment; or

    (3) If such termination is on account of the Holder's death, one (1) year after the date of the Holder's death.

    Upon such applicable date the Holder (and such Holder's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Incentive Stock Options or Stock Appreciation Rights.

(c) If a Holder's employment with the Company or an Affiliate, as applicable, terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to a grant of Restricted Stock, such Restricted Stock shall immediately be cancelled, and the Holder (and such Holder's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such termination of employment, that all or a portion of any such Holder's Restricted Stock shall not be so cancelled and forfeited.

                                  ARTICLE VII
                                    OPTIONS

    Section 7.1 Option Period. The term of each Option shall be as specified in the Option Agreement.

    Section 7.2 Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.

    Section 7.3 Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), such Incentive Stock Options shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder's Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Option is granted, such Employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of
Section 422(b)(6) of the Code, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

    Section 7.4 Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such Option price. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Section 6.2, specify the effect of termination of employment on the exercisability of the Option. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the Option price, (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company. Such Option Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Options, including but not limited to accelerated vesting upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional "gross-up" payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment upon a Change of Control resulting from the operation of the Plan or of such Option Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

    Section 7.5 Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such Option price (i) in the case of an Option that is an Incentive Stock Option, shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted, and (ii) in the case of an Option that is a Non-Qualified Stock Option, shall not be less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the date such Option is granted and (iii) shall be subject to adjustment as provided in
Article X. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option and for those shares of Common Stock acquired pursuant to the exercise of a Non-Qualified Stock Option.

    Section 7.6 Stockholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a stockholder of the Company solely with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

    Section 7.7 Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock of the employing entity with the result that such employing entity becomes an Affiliate.

                                  ARTICLE VIII
                           STOCK APPRECIATION RIGHTS

    Section 8.1 Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Common Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Award Agreement will provide that the exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee including all applicable matters set forth with specificity in Section 7.4 with respect to Option Agreements. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical. The Spread with respect to a Stock Appreciation Right may be payable either in cash, in shares of Common Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Common Stock. Each Stock Appreciation Rights Agreement shall, solely to the extent inconsistent with the provisions of Section 6.2, specify the effect of termination of employment on the exercisability of the Stock Appreciation Rights.

    Section 8.2 Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

    Section 8.3 Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

                                   ARTICLE IX
                            RESTRICTED STOCK AWARDS

    Section 9.1 Restriction Period to be Established by Committee. At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee, provided however, that all shares underlying Awards of Restricted Stock shall vest either (i) in full at the expiration of a period of not less than three (3) years from the date of grant of such Award, or (ii) proportionately in equal installments over a period of not less than three (3) years from the date of grant of such Award. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 9.2 or Article X.

    Section 9.2 Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. If provided for by the Award Agreement, the Holder shall have the right to receive dividends during the Restriction Period, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the

Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of termination of employment prior to expiration of the Restriction Period, solely to the extent inconsistent with the provisions of Section 6.2. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Section 6.2, be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Awards, including but not limited to accelerated vesting upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements, prohibiting an election by the Holder under Section 83(b) of the Code and requiring additional "gross-up" payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a Change of Control payment resulting from the operation of the Plan or of such Restricted Stock Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

    Section 9.3 Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

    Section 9.4 Agreements. At the time any Award is made under this Article IX, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

                                   ARTICLE X
                       RECAPITALIZATION OR REORGANIZATION

    Section 10.1 Adjustments to Common Stock. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted; PROVIDED, HOWEVER, that if, and whenever, prior to the expiration or distribution to the Holder of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

    Section 10.2 Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.

    Section 10.3 Change of Control. In the event of the occurrence of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable. The

Committee, in its discretion, may determine that upon the occurrence of a Change of Control, each Award outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or
(y) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock, over (ii) the exercise price per share, if applicable, of one share of Common Stock. If the consideration offered to stockholders of the Company in any transaction described in this Section 10.3 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the non-cash consideration offered. The provisions contained in this Section 10.3 shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following the occurrence of a Change of Control.

    Section 10.4 Other Events. In the event of changes to the outstanding Common Stock by reason of recapitalization, reorganization, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article X, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee in its discretion as to the number and price of shares of Common Stock or other consideration subject to such Awards. In the event of any such change to the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, the determination of which shall be conclusive.

    Section 10.5 Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company's capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

    Section 10.6 Required Stockholder Action. Any adjustment provided for in Sections 10.1, 10.2, 10.3 and 10.4 above shall be subject to any required stockholder action.

    Section 10.7 No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

                                   ARTICLE XI
                       AMENDMENT AND TERMINATION OF PLAN

    The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; PROVIDED, HOWEVER, that no change in any Award theretofore granted may be made which would impair the rights of a Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder), and, PROVIDED, FURTHER, that the Board may not, without approval of the stockholders, amend the
Plan:

(a) to increase the maximum number of shares which may be issued upon exercise or surrender of an Award, except as provided in Article X;

(b) to change the Option price;

(c) to change the class of individuals eligible to receive Awards or materially increase the benefits accruing to Employees under the Plan;

(d) to modify materially the requirements as to eligibility for participation in the Plan; or

(e) to decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3.

                                  ARTICLE XII
                                 MISCELLANEOUS

    Section 12.1 No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee any right to be granted an Option, a right to a Stock Appreciation Right and/or a Restricted Stock Award except as may be evidenced by an Award or by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

    Section 12.2 No Employment Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, or (ii) interfere in any way with the right of the Company or any Affiliate to terminate the employment of an Employee at any time.

    Section 12.3 Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel of the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of shares of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

    Section 12.4 No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

    Section 12.5 Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) by gift to any member of the Holder's immediate family or to a trust for the benefit of such immediate family member, if permitted under the applicable Award Agreement. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder's guardian or legal representative unless it has been transferred by gift to a member of the Holder's immediately family or to a trust for the benefit of such immediate family member, in which case it shall be exercisable solely by such transferee. For purposes of this provision, a Holder's "immediate family" shall mean the Holder's spouse, children and grandchildren. Notwithstanding any such transfer, the Holder will continue to be subject to the withholding requirements provided for under Section 12.3 hereof.

    Section 12.6 Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to Rule 16b-3.

    Section 12.7 Section 162(m). It is intended that the Plan shall comply fully with and meet all the requirements of Section 162(m) of the Code so that Options and Stock Appreciation Rights granted hereunder with an exercise price not less than the Fair Market Value of a share of Common Stock on the date of grant shall constitute "performance-based" compensation within the meaning of
Section 162(m). If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); PROVIDED, HOWEVER, that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

    Section 12.8 Other Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee's salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received.

    Section 12.9 Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. Neither the Company nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

    Section 12.10 Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of New York.

    Section 12.11 Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

    Section 12.12 No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award.

    Section 12.13 Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

                              Adopted by the Board of
                              Directors on December 13,
                              1996, as amended by Amendment
                              No. 1, dated as of February
                              13, 1997.

                         FARM FAMILY HOLDINGS, INC.
                                344 Route 9W
                         Glenmont, New York 12077

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         FARM FAMILY HOLDINGS, INC.

                                PROXY CARD

    The person(s) signing the front of this Proxy Card hereby appoint(s) William M. Stamp, Jr., John W. Lincoln and Victoria M. Stanton, or any of them, lawful attorneys-in-fact and proxies with full power of substitution in each of them and hereby authorize(s) them to represent and vote, as designated on the reverse side hereof, all shares of Common Stock of Farm Family Holdings, Inc. standing in the name of said person(s) with all powers said person(s) would possess if present at the Annual Meeting of Stockholders of Farm Family Holdings, Inc. to be held April 22, 1997, or any adjournment(s) thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

    This proxy, properly executed and returned, will be voted as directed on this card by the persons designated as proxies above. If no specific directions are given, this proxy will be voted "FOR" each listed Proposal.

(Continued, and to be dated and signed on reverse side.)

                                    FARM FAMILY HOLDINGS, INC.
                                    P.O. BOX 11098
                                    NEW YORK, N.Y. 10203-0098

[LOGO]

March 7, 1997


Dear Stockholder:

You are invited to attend the 1997 Annual Meeting of Stockholders of Farm Family Holdings, Inc. The meeting will be held on April 22, 1997, at 9:00 A.M. New York time at The Century House Inn and Conference Center, Route 9, Latham, New York.

The items to be considered at this meeting are detailed in the enclosed proxy statement. Also enclosed is a copy of Farm Family Holdings, Inc.'s 1996 Annual Report, including consolidated financial statements.

WHETHER OR NOT Y0U PLAN ON ATTENDING THE ANNUAL MEETING, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ATTACHED PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED AS SOON AS POSSIBLE. IF YOU PLAN ON ATTENDING THE ANNUAL MEETING, PLEASE CHECK THE APPROPRIATE BOX ON THE ATTACHED PROXY CARD.

Thank you for your continued interest in and commitment to Farm Family Holdings, Inc. We look forward to seeing you at the meeting.

Sincerely,



William M. Stamp, Jr.
Chairman of the Board

                          Detach Proxy Card Here
                          |                    |

     [    ]

The Board of Directors recommends a vote FOR Proposals I, II and III.

Proposal I: Election of Directors    FOR all nominees    WITHHOLD AUTHORITY to vote       *EXCEPTIONS /X/
                                     listed below /X/    for all nominees listed below /X/
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Nominees for a three-year term: Robert L. Baker, James V. Crane, Clark W.
                                Hinsdale III, John W. Lincoln, Wayne A. Mann,
                                Howard T. Sprow, Charles A. Wilfong, Tyler P.
                                Young

*Exceptions ___________________________________________________________________
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided.)

Prosposal II: Ratification of the appointment of Coopers &     Proposal III: Approval of the adoption of the Corporation's Omnibus
              Lybrand L.L.P. as the Corporation's independent                Securities Plan
              auditors for the year 1997.
FOR /X/           AGAINST /X/     ABSTAIN /X/                  FOR /X/           AGAINST /X/     ABSTAIN /X/

At their discretion, the proxies are authorized to vote
upon such other business that may properly come before     I plan to attend            Change of Address and
the Annual Meeting or any adjournment(s) thereof.          the Annual Meeting.  /X/    or Comments Mark Here /X/

                                                                                Please sign exactly as your name(s) appear(s) to
                                                                                the left. (Joint owners should each sign.) When
                                                                                signing as an attorney, executor, administrator,
                                                                                trustee, guardian or corporate officer, please
                                                                                give your full title as such.

                                                                                Date:________________________________________, 1997

                                                                                ___________________________________________________
                                                                                                    Signature
                                                                                ___________________________________________________
                                                                                     (Additional signature(s) if held jointly)

                                                                                Votes MUST be indicated
                                                                                (x) in Black or Blue Ink       /X/

Please mark, sign and date on this side of this Proxy Card and return to in the postage-paid envelope provided.